UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2015

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 857-342-3483
___________________________________
(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 1, 2015, we entered into employment agreements with each of Alex B. Rozek and Adam K. Peterson.  Mr. Rozek and Mr. Peterson will each serve as our Co-Chief Executive Officer.  Each of the employment agreements has a one-year term, with automatic successive one-year renewal terms unless we or the executive decline to renew the agreement.  Each of the employment agreements provides for a base salary at the federal minimum wage through December 31, 2015, and an annualized base salary of $275,000 for calendar year 2016.  Each of the employment agreements also provides for certain severance payments to the executives in the event their employment is terminated by us without “cause” or if the executive terminates his employment for “good reason.”

We also authorized a management incentive bonus plan, effective as of August 1, 2015, under which participants of such plan are eligible to receive cash bonus awards based on achievement by the company of certain net growth target objectives.  Each of Alex B. Rozek and Adam K. Peterson will be eligible to participate in the management incentive bonus plan pursuant to their respective employment agreements.  The management incentive bonus plan provides for a bonus pool, determined on an annual basis by the compensation committee of the board of directors, equal to up to 20% of the amount by which our stockholders’ equity for the applicable fiscal year (excluding increases or decreases in stockholders’ equity resulting from purchases or redemptions of our securities) exceeds 106% of our stockholders’ equity for the preceding fiscal year.

The employment agreements are attached to this Form 8-K Report as Exhibits 10.1 and 10.2, and the management incentive bonus plan is attached to this Form 8-K. Report as Exhibit 10.3.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)                      Exhibits.

Exhibit Number	Exhibit Title

10.1	Employment Agreement dated August 1, 2015 by and between Boston Omaha Corporation and Alex B. Rozek.

10.2	Employment Agreement dated August 1, 2015 by and between Boston Omaha Corporation and Adam K. Peterson.

10.3	Management Incentive Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSTON OMAHA CORPORATION
(Registrant)

By:  /s/ Alex B. Rozek
Alex B. Rozek, President
Date: August 5, 2015